JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Statement on Schedule 13G with respect to the Common Stock, par value $0.0001 per share, of Wealthfront Corporation, to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed, either manually or electronically, in one or more counterparts.

ANDREW S. RACHLEFF By: /s/ Andrew S. Rachleff Name: Andrew S. Rachleff Date: February 6, 2026
RACHLEFF FAMILY REVOCABLE TRUST UTD 5/19/92 By: /s/ Andrew S. Rachleff Name: Andrew S. Rachleff Title: Co-Trustee Date: February 6, 2026
THE JAKE ALEXANDER RACHLEFF 2015 IRREVOCABLE TRUST U/A/D 5/15/2015 By: /s/ Andrew S. Rachleff Name: Andrew S. Rachleff Title: Co-Trustee Date: February 6, 2026
THE SHELBY ELIZABETH RACHLEFF 2015 IRREVOCABLE TRUST U/A/D 5/15/2015 By: /s/ Andrew S. Rachleff Name: Andrew S. Rachleff Title: Co-Trustee Date: February 6, 2026